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                                                                      Exhibit 21


                         SUBSIDIARIES OF ALKERMES, INC.


                                                                                        State or
                                                              Percentage                Country of
Registrant                                                    Ownership                 Incorporation
----------                                                    ---------                 -------------
Alkermes Controlled Therapeutics, Inc.                        100                       Pennsylvania


Alkermes Controlled Therapeutics Inc. II                      100                       Pennsylvania


Alkermes Development Corporation II                           100                       Delaware


Advanced Inhalation Research, Inc.                            100                       Delaware


Alkermes Europe, Ltd.                                         100                       United Kingdom


Alkermes Investments, Inc.                                    100                       Delaware